Exhibit 99
Texas Instruments acquisition of National Semiconductor
clears regulatory reviews

DALLAS (Sept. 21, 2011) – Texas Instruments Incorporated (TI) (NYSE: TXN) and National Semiconductor (NYSE: NSM) today announced that TI’s proposed acquisition of National has cleared all required regulatory reviews, moving the companies closer to the transaction close.

The companies expect the transaction to be complete on September 23, just slightly ahead of the six- to nine-month timeframe originally anticipated when the acquisition was announced on April 4.

Forward-Looking Statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as the companies “expect” or other words or phrases of similar import.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements, including the ability of TI and National to consummate the proposed merger and the satisfaction of the conditions precedent to such consummation, and the other risks and important factors contained and identified in TI’s or National’s most recent Annual Report on Form 10-K and other SEC filings of the companies that could cause actual results to differ materially from the forward-looking statements.  The forward-looking statements included in this release are made only as of the date of this release, and TI and National undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About TI

Texas Instruments semiconductor innovations help 80,000 customers unlock the possibilities of the world as it could be – smarter, safer, greener, healthier and more fun.  Our commitment to building a better future is ingrained in everything we do – from the responsible manufacturing of our semiconductors, to caring for our employees, to giving back inside our communities.  This is just the beginning of our story.  Learn more at www.ti.com.

About National

National Semiconductor is a leader in power management technology.  Known for its easy-to-use analog integrated circuits and world-class supply chain, National’s high-performance analog products enable its customers’ systems to be more energy efficient.  Headquartered in Santa Clara, Calif., National reported sales of $1.52 billion for fiscal 2011.  Additional information is available at www.national.com.